UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Corporation Applies For $870,000 Broadband Deployment Project Grant in Gravois, Missouri

Tulsa, OK – July 29, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: SNWR), a global provider of wireless communications services and data solutions, is pleased to announce its wholly owned subsidiary, Aero Networks (“Aero”), has applied for a $870,000 broadband Community Connect grant with the United States Department of Agriculture, Rural Utilities Services (USDA-RUS) for Gravois, Missouri.

Aero’s newly registered office in Missouri will be responsible for the design, build, equipment procurement, and operation of the new network. The contract is subject to USDA-RUS normal approval process which may amend the scope of the project prior to award.  Aero expects to get USDA-RUS final grant approval in 4Q 2013, with installation and deployment to commence in 1Q 2014. The project will be structured as a public-private partnership with the goal of building sustainable broadband services.

The project will initially encompass advanced telecommunications and broadband services for the Lake Ozark Gravois Mills area and nearby communities in Morgan County, Missouri. The Gravois proposed service area includes un-served areas of Gravois and Laurie along Lake of the Ozarks in Morgan County. The proposed service area covers eight square miles, contains 266 households, 967 housing units and 170 businesses based on the FCC National Broadband Map and RUS Mapping Tool. Overall, Missouri currently ranks 37th among the 50 states in terms of broadband accessibility. The Missouri Broadband map shows that the Gravois proposed service area is one of most un-served areas in Missouri.

Rick Bjorklund, President of Aero, stated, "Our mission is to deliver the best telecommunications and broadband solutions to rural communities across America. We are excited about enabling un-served areas with the benefits of broadband services, and are committed to providing the best and most economical solutions to these challenging network deployments. We are proud to bring the benefits of broadband and wireless communications to rural communities, and affording its citizens quality Internet access with a sustainable operating business model.”

About United States Department of Agriculture, Rural Utilities Services (USDA-RUS)

The USDA-RUS Community Connect program offers an exciting opportunity for needy communities to receive broadband services, build sustainable infrastructure, and to receive education and training on Internet usage and applications. Most of the grant recipient communities receive enormous benefits from the USDA-RUS program resulting in sustainable education, healthcare, medical and public safety advances for the community.

About Sanwire Corporation

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware. Sanwire’s vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit www.sanwire.net. Sanwire has two wholly owned subsidiaries in its current portfolio, iPTerra Technologies and Aero Networks. iPTerra is a designer, developer, manufacturer and marketer of a real-time 2-way wireless and/or wireline communications, and mine-safety solution for the global mining and industrial industry (www.ipterra.net) . Aero Networks provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies (www.aeronetworks.net).

Contact:

Gross Capital, Inc.

Barry Gross

(361) 949-4999

IR@sanwire.net

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.